UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Ezenia! Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 24, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Ezenia! Inc. (the “Company”), which will be held on Tuesday, July 26, 2011 at 11:00 a.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

The Notice of the 2011 Annual Meeting of Stockholders and Proxy Statement accompany this letter.  These documents collectively describe the formal business to be conducted at the annual meeting.  The Company’s Annual Report on Form 10-K is also enclosed for additional information.

All stockholders are invited to attend the annual meeting.  To ensure your representation at the annual meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

(A)                              Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

(B)                                Vote via telephone (toll free) in the United States or Canada (see instructions on the enclosed Proxy Card); or

(C)                                Vote via the Internet (see instructions on the enclosed Proxy Card).

Your shares cannot be voted unless you date, sign and return the enclosed Proxy Card, vote via the telephone or Internet or attend the annual meeting in person.  Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Very truly yours,

Samuel A. Kidston

Chairman of the Board

EZENIA! INC.

14 Celina Avenue, Suite 17-18

Nashua, New Hampshire 03063

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

The 2011 Annual Meeting of Stockholders of Ezenia! Inc., a Delaware corporation (the “Company”), will be held on Tuesday, July 26, 2011 at 11:00 a.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.  The purposes of the meeting are:

1.               To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors;

2.               If Proposal 1 is approved, to elect five directors, nominated by the Board of Directors, to hold office until the 2012 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal;

3.               If Proposal 1 is not approved, to elect two Class I directors, nominated by the Board of Directors, to hold office until the 2014 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier death, resignation or removal;

4.               To ratify the appointment of Moody, Famiglietti & Andronico, LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011; and

5.               To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on June 10, 2011 are entitled to notice of, and to vote at, the meeting.  The proposals for the election of directors relate solely to the election of directors nominated by the Board of Directors and do not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

Please sign, date and return the enclosed Proxy Card in the enclosed envelope, or vote via telephone or the Internet (pursuant to the instructions on the enclosed Proxy Card) at your earliest convenience.  If you return the Proxy Card or vote via telephone or the Internet, you may nevertheless attend the meeting and vote your shares in person.  If your stock is held in the name of a broker, bank or other nominee, follow the voting instructions in the form you receive from your broker or bank.

All stockholders of the Company are cordially invited to attend the meeting.  To vote in person, bring a form of personal identification with you.  If your stock is held by a broker, bank or other nominee, bring an account statement or letter from the record holder indicating that you own the shares as of June 10, 2011, the record date, and obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

Thomas J. McCann
Secretary

Nashua, New Hampshire

June 24, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 26, 2011.

The proxy statement and annual report to stockholders are available at:

For the registered holders who will also be able to vote online, http://www.envisionreports.com/EZEN.

For the beneficial holders who will just view the proxy material, http://www.edocumentview.com/EZEN.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE (1) SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES OR (2) VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET.

SECURITY PROCEDURES AT GOODWIN PROCTER LLP

PLEASE NOTE THAT DUE TO SECURITY PROCEDURES, YOU WILL BE REQUIRED TO SHOW A FORM OF PICTURE IDENTIFICATION TO GAIN ACCESS TO THE OFFICES OF GOODWIN PROCTER LLP. PLEASE CONTACT THE EZENIA! INC. INVESTOR RELATIONS DEPARTMENT AT 603-589-7623 IF YOU WISH TO ATTEND THE MEETING.

EZENIA! INC.

14 Celina Avenue

Suite 17-18

Nashua, New Hampshire 03063

PROXY STATEMENT

2011 Annual Meeting of Stockholders to be Held on July 26, 2011

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation by the Board of Directors (the “Board of Directors”) of Ezenia! Inc. (the “Company”) of proxies for use at the 2011 Annual Meeting of Stockholders to be held on Tuesday, July 26, 2011 at 11:00 a.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof.

Registered stockholders can vote their shares (1) by mailing their signed proxy card (the “Proxy Card”), (2) via a toll-free telephone call from the United States or Canada, (3) via the Internet or (4) in person at the meeting.  The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.  Specific instructions to be followed by a registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed Proxy Card.  If your stock is held in the name of a broker, bank or other nominee, follow the voting instructions in the form you receive from your broker or bank.

Shares represented by duly executed proxies received by the Company prior to the meeting will be voted as instructed in the proxy on each matter submitted to the vote of stockholders.  If a duly-executed proxy is submitted without voting instructions with respect to one or more proposals, the persons named as proxies thereon intend to vote all shares represented by such proxy “FOR” each such proposal and at their discretion with respect to any other proposals that may properly come before the meeting.  The persons named as proxies are employees of the Company.

A stockholder may revoke a proxy at any time prior to its exercise by (1) delivering a later-dated proxy, (2) making an authorized telephone or Internet communication on a later date in accordance with the instructions on the enclosed Proxy Card, (3) providing written notice of revocation to the Secretary of the Company at the address of the Company’s principal executive offices set forth above or (4) voting in person at the meeting.  To vote in person, bring a form of personal identification with you.  If your stock is held by a broker, bank or other nominee, bring an account statement or letter from the record holder indicating that you own the shares as of June 10, 2011, the record date, and obtain from the record holder a proxy issued in your name.  If a stockholder does not intend to attend the meeting, any written proxy or notice should be returned for receipt by the Company and any telephonic or Internet vote should be made, not later than 1:00 a.m., Central Time, on July 26, 2011.

Following this initial solicitation of proxies, solicitations of some stockholders may be made by the Company’s directors, officers and employees in person or by mail, telephone or electronic mail.  The Company will bear the total cost of solicitation of proxies relating to the meeting.

This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about June 24, 2011.

Only stockholders of record as of the close of business on June 10, 2011, which is the record date for the meeting, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.  As of the record date, there were 15,601,601 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issued and outstanding.  Such shares of Common Stock are the only voting securities of the Company.  Stockholders are entitled to cast one vote for each share of Common Stock held of record by them on the record date.

Cameras, recording devices and other electronic devices will not be permitted at the meeting, and all mobile phones must be silenced at the meeting.

The Company’s Annual Report on Form 10-K containing audited financial statements for the fiscal year ended December 31, 2010 (the “Annual Report”) accompanies this Proxy Statement.  The mailing address of the Company’s principal executive offices is 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063.

The Company has adopted a procedure called “householding”, which has been approved by the Securities and Exchange Commission (the “SEC”).  Under this procedure, the Company delivers only one copy of the Annual Report and Proxy Statement to multiple stockholders who share the same address and have the same last name, unless the Company has received contrary instructions from an affected stockholder.  This procedure reduces printing and mailing costs and fees.  Stockholders who participate in householding will continue to receive separate proxy cards.

The Company will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of either of those documents was delivered.  To receive a separate copy of the Annual Report or Proxy Statement, you may write Ezenia! Inc. at 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063, Attention: Investor Relations, or call 603-589-7623.  You may also access the Company’s Annual Report and Proxy Statement on the Company’s website at www.ezenia.com under “Company - Investor Relations”.

Any stockholders of record who share the same address and currently receive multiple copies of the Company’s Annual Report and Proxy Statement and who wish to receive only one copy of these materials per household in the future should write or call Ezenia! Inc. at the address above.  A number of brokerage firms have instituted householding.  If you hold your shares in “street name”, please contact your bank, broker or other holder of record to request information about householding.

If you would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact your broker, bank, or other nominee.  A stockholder who wishes to receive a separate copy of the notice or proxy materials for the meeting should submit this request by contacting Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717 or calling toll free at 1-800-542-1061.

PROPOSAL 1 -

AMENDMENT TO EZENIA’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFIED BOARD STRUCTURE

After careful consideration, the Board of Directors has unanimously determined that it would be in the best interests of the Company’s stockholders to amend its Amended and Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of all directors, as described below.  The Board of Directors is now asking the Company’s stockholders to approve this amendment to the Amended and Restated Certificate of Incorporation.

If approved by the Company’s stockholders, this amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware (which would occur during the meeting and prior to the consideration of the proposal to elect directors).  The Board of Directors will then be declassified immediately, so that every director will stand for election at this meeting (and thereafter) for a one-year term to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal (Proposal 2).

Each of the Company’s directors whose term does not expire at this meeting has tendered his resignation.  Each resignation is contingent and effective only upon stockholder approval of this proposal.  If the Company’s stockholders do not approve this proposal, the Board of Directors will remain classified, the contingent resignations will be ineffective, and stockholders will instead be asked to elect only two Class I directors at this meeting (Proposal 3).

The Company’s Current Classified Board Structure

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Board of Directors be divided into three classes, with each class having a three-year term.  Consequently, at any given annual meeting of stockholders, the Company’s stockholders have the ability to elect only one class of directors.

Proposed Declassification of the Board

In March 2011, the Board of Directors voted to approve, and to recommend that the Company’s stockholders approve at the annual meeting, an amendment to the Company’s Amended and Restated Certificate of Incorporation that upon filing with the Secretary of State of the State of Delaware will eliminate the Board of Directors’ classified structure.  Thereafter, directors will be elected to one-year terms and all directors will stand for election annually.

If this proposal is approved, the Amended and Restated Certificate of Incorporation will be amended as follows to eliminate the classified Board structure, provide for the annual election of directors and make ancillary changes to reflect the absence of classification.

•                                          The Company’s Amended and Restated Certificate of Incorporation will be amended to eliminate classes of directors and to provide for the annual election of all directors commencing immediately at this meeting.

•                                          Consistent with Delaware law for unclassified boards, the Company’s Amended and Restated Certificate of Incorporation will be amended to permit stockholders to remove directors either with or without cause.  The Amended and Restated Certificate of Incorporation currently permits the removal of directors only for cause.

The text of the amendment is attached as Appendix A to this proxy statement and incorporated herein by reference.

Also, if this proposal is approved, the Board of Directors will amend the Company’s Bylaws to eliminate the Board of Directors’ classified structure to be effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware.

Rationale for Declassification

The Board of Directors is committed to good corporate governance.  Accordingly, in determining whether to propose the declassification of the Board of Directors as described above, the Board of Directors carefully reviewed the various arguments for and against a classified Board structure.

The Board of Directors recognizes that a classified structure may offer several advantages, such as promoting continuity and stability of the Board of Directors, encouraging directors to take a long-term perspective and reducing a company’s vulnerability to coercive takeover tactics.  The Board of Directors also recognizes, however, that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote.  The Board of Directors also noted that many United States public companies have eliminated their classified Board structures in recent years.

In view of the considerations described above, the Board of Directors unanimously determined that it is in the best interests of the Company and its stockholders to eliminate the classified Board structure as proposed.  Therefore, the Board of Directors has unanimously approved the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation.

If the amendment to the Amended and Restated Certificate of Incorporation is not approved by stockholders, the Board of Directors will remain classified, and directors elected at future annual meetings of stockholders will serve three-year terms and will hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 1 TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

ELECTION OF DIRECTORS

PROPOSAL 2 —

IF PROPOSAL 1 IS APPROVED, TO ELECT FIVE DIRECTORS

If Proposal 1 is approved, the Board of Directors will be declassified and stockholders will vote to elect five directors to hold office for a one-year term.  In such event, the Board of Directors has nominated each of Larry Snyder, Paul D. Sonkin, Samuel A. Kidston, Donald C. Jones, and George Q. Stevens for election as a director, to hold office until the annual meeting of stockholders to be held in 2012 and until his respective successor is duly elected and qualified or until his earlier death, resignation or removal.  All of the nominees for director are current directors of the Company.  Each nominee has indicated his willingness to serve, if elected; however, if a nominee should be unable or unwilling to serve, the proxies may be voted for the election of a substitute nominee designated by the Board of Directors or the Board may determine to fix the number of directors at a lesser number.

Information regarding the director nominees is set forth below under the heading “—Information Regarding Directors and Director Nominees”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ITS FIVE DIRECTOR NOMINEES.

PROPOSAL 3 —

IF PROPOSAL 1 IS NOT APPROVED, TO ELECT TWO CLASS I DIRECTORS

If Proposal 1 is not approved, the Board of Directors will remain classified and stockholders will vote to elect two Class I directors at the meeting.  The Board of Directors is currently divided into three classes, with each class serving a three-year term.  The term of the current Class I Directors will expire at the annual meeting.  All directors will hold office until their earlier death, resignation or removal, or until their respective successors have been duly elected and qualified.

In the event that Proposal 1 is not approved, the Board of Directors has nominated each of Larry Snyder and Paul D. Sonkin for election as a Class I Director, to hold office until the annual meeting of stockholders to be held in 2014 and until his respective successor is duly elected and qualified or until his earlier death, resignation or removal.  Each nominee has indicated his willingness to serve, if elected; however, if a nominee should be unable or unwilling to serve, the proxies may be voted for the election of a substitute nominee designated by the Board of Directors or the Board may determine to fix the number of directors at a lesser number.

Information regarding the director nominees is set forth below under the heading “—Information Regarding Directors and Director Nominees”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF LARRY SNYDER AND PAUL SONKIN AS CLASS I DIRECTORS.

Information Regarding Directors and Director Nominees

The table below sets forth the following information with respect to the nominees to be elected at the meeting, and in the event that Proposal 1 is not approved, the directors whose terms of office will extend beyond the meeting: the age of each such person; the position(s) currently held by each such person within the Company; the year each such person was first elected or appointed a director; the year each such person’s current term will expire; and the class of director of each such person.

Name of Director or Nominee	Age	Position(s) Held	Director Since	Year Current Term Will Expire	Class of Director

Larry Snyder (1)(4)	60	Interim President and Chief Executive Officer and Director	2010	2011	I

Paul D. Sonkin (1)(2)	43	Director	2011	2011	I

Samuel A. Kidston(3)(4)	36	Chairman of the Board of Directors	2011	2012	II

Donald C. Jones	53	Director	2011	2012	II

George Q. Stevens (2)(3)	65	Director	2009	2013	III

(1)                         Nominated for a term ending in 2014; however, if Proposal 1 is approved, all directors listed in the table will stand for election at the meeting.

(2)                         Members of the Audit Committee

(3)                         Members of the Compensation Committee

(4)                         Members of the Nominating Committee

LARRY SNYDER has been a Class I Director of the Company since June 2010 and became interim President and Chief Executive Officer of the Company in June 2011.  Mr. Snyder is the Managing Director and principal, Quinault Capital, LLC, a privately held investment banking and consulting firm.  Prior to co-founding Quinault Capital, Mr. Snyder was managing director at CRT Capital an investment banking firm based in Connecticut.  His investment experience spans a total of 34 years in financial management, which includes 4 years at Merrill Lynch, 24 years at Refco, Inc. (“Refco”), and 2 years at Pali Capital, Inc.  At Refco, he directed the implementation of corporate and union pension securities in excess of $100 billion.  Refco’s Pension Investment Monitoring and Evaluation Services portfolios were $400 million to $20 billion in asset size.  He previously served on the Washington State University’s Business School Board for over 15 years and Eton Technical Institute’s Board of Directors for 12 years.  His professional licenses include Series 3, 6, 7, 24, 26 and 63.  Mr. Snyder majored in finance at Montana State University and at Washington State University.  The Board of Directors believes Mr. Snyder’s qualifications to sit on the Company’s Board of Directors include his experience in investment banking, financial management and operating experience along with his consulting expertise.

PAUL D. SONKIN was named a Class I Director of the Company in June 2011.  Mr. Sonkin has served as the Chief Investment Officer to Hummingbird Value Fund, L.P., a Delaware limited partnership, since its inception in December 1999 and to Tarsier Nanocap Value Fund, LP, since its inception in June 2005. Since January 1998, Mr. Sonkin has served as an adjunct professor at Columbia University Graduate School of Business, where he teaches courses on securities analysis and value investing. From May 1998 to May 1999, Mr. Sonkin was a senior analyst at First Manhattan & Co., a firm that specializes in mid and large cap value investing. From May 1995 to May 1998, Mr. Sonkin was an analyst and portfolio manager at Royce & Associates, which practices small and micro cap value investing. Mr. Sonkin is a member of the Board of QueryObject Systems Corp. and Meade Instruments Corp.  Mr. Sonkin received an MBA from Columbia University and a BA degree in Economics from Adelphi University.  The Board of Directors believes that Mr. Sonkin’s qualifications to serve on the Board include his extensive business and financial experience, together with his being a significant stockholder of the Company through his management of the Hummingbird Value Funds.

SAMUEL A. KIDSTON has been a Class II Director of the Company since January 2011 and became non-executive Chairman of the Board in June 2011.  Mr. Kidston is the founder and Chief

Investment Officer of North & Webster, LLC, an investment management and advisory firm, where he has worked since 2006.  Prior to founding North & Webster, LLC, Mr. Kidston served as an equity analyst at BlackRock, Inc., from December 2001 to March 2006.  Mr. Kidston earned a B.A. from Wesleyan University and received his Charter as an Investment Analyst from the CFA Institute.  Mr. Kidston is the non-executive Chairman of the board of directors of SED International Holdings, Inc. (NYSE Amex: SED), a multi-national distributor of electronics with $500 million in annual sales, and the non-executive Chairman of the Board of Sport-Haley, Inc. (Pink Sheets: SPOR).  Mr. Kidston serves on the Company’s Board of Directors as a nominee of North & Webster Value Opportunities Fund, LP (the “NW Fund”).  Pursuant to a settlement agreement among the Company, NW Fund, North & Webster, LLC, Mr. Kidston and Mr. Bussone, dated June 30, 2010, the NW Fund had the right to appoint a nominee to the Company’s Board of Directors in January 2011 if the Company failed to meet revenue and operating targets in its operating budget for fiscal year 2010 and the NW Fund, North & Webster LLC, Mr. Kidston and Mr. Bussone continued to collectively hold at least 500,000 shares of the Company’s common stock.  The NW Fund has advised the Company that the NW Fund selected Mr. Kidston as a director because of his vast executive and operating experience, and dedication to increasing shareholder value.

DONALD C. JONES was named a Class II Director of the Company in June 2011.  For over 25 years, Mr. Jones has been in the agricultural business from initially managing a corn, soybean and wheat research station which identified the largest selling US soybean variety at Syngenta to becoming the Director of Agricultural Research at Cotton Incorporated in Cary, NC.  At Cotton Inc. Mr. Jones managed the development of research breeding strategies and the allocation of grower supplied funds aimed at improving fiber yield, quality and stress tolerance. Mr. Jones holds a PH.D. in Agronomy from the University of Nebraska. The Board of Directors believes Mr. Jones’s qualifications to sit on the Company’s Board of Directors include his proven project management capabilities as well as his leadership skills and his long term ownership of Ezenia stock.

GEORGE Q. STEVENS was named a Class III Director of the Company in June 2009. For over 35 years, Mr. Stevens has been extensively involved in mergers and acquisitions and the turn-around of many businesses, including start-ups.  From 1971 to 1986, Mr. Stevens was with American Standard and rose to the rank of President of one of their divisions, with thirteen specialized manufacturing plants.  When the division was sold to facilitate the purchase of Trane in 1985, Mr. Stevens led the acquisition of two plants, energized the operations, and sold both.  In 1986, Mr. Stevens formed Stevens Information Systems (SIS), which developed the technology used by major investment houses to manage complex retirement plan assets of Fortune 500 companies across the United States and Europe.  In 2004, Mr. Stevens sold SIS and remained as Chairman until early 2005.  In 2005, Mr. Stevens founded Stevens Resource Group, which specializes in assessments and due diligence of large investment opportunities for multiple investment banking houses, provides business consulting for investment banking and private placement fields, and maintains an extensive finder network throughout the United States, Asia, Europe and the Middle East.  Recently, Mr. Stevens served and has served as officer, director and/or advisor for various companies including Nanonize Technologies, TeknoCreations, Accesskey IP, Adams Equity Fund, Stealth Equity Fund, and Quinault Capital.  Mr. Stevens has been a guest lecturer for various corporations and universities with an emphasis on the rigor of starting a company, finance and management, and investment banking.  The Board of Directors believes Mr. Stevens’s qualifications to sit on the Company’s Board of Directors include his experience in evaluating investment opportunities and his involvement in business turn-around situations, as well as his executive management and operating experience.

Board of Directors Meetings and Committees

The Board of Directors held seven meetings during the year ended December 31, 2010.  During that period, the Audit Committee of the Board of Directors (the “Audit Committee”) held four meetings, the Compensation Committee of the Board of Directors (the “Compensation Committee”) held one meeting, and the Nominating Committee of the Board of Directors (the “Nominating Committee”) met during regular Board meetings with all Directors present at the invitation of the Nominating Committee. During the fiscal year ended December 31, 2010, each of the directors attended all of the meetings of the Board of Directors and the committees on which they served.

All members of the Compensation Committee, Audit Committee and Nominating Committee are “independent directors” as defined by independence rules of The Nasdaq Stock Market LLC.

The positions of Chairman of the Board and Chief Executive Officer are currently occupied by two individuals, although during 2010 and through June 8, 2011 these positions were both occupied by Khoa D. Nguyen.  The Board of Directors believes that the former leadership structure served the Company well in the past, as Mr. Nguyen’s decades of experience in the industry and tenure with the Company uniquely qualified him to serve as both Chairman and Chief Executive Officer.  This combined role promoted unified leadership and direction for the Board and management that, together with having a majority of independent directors on the Board, assisted the Board of Directors in the administration of its risk oversight responsibilities as discussed in this Proxy Statement.  During 2010, the Board of Directors did not have a lead independent director, although the independent directors did meet periodically in executive session outside the presence of management.  Following Mr. Nguyen’s resignation in June 2011, the Board of Directors determined to separate the role of Chairman of the Board and Chief Executive Officer.  The Board of Directors believes that this new leadership structure is appropriate for the Company at the current time, as it provides the Company with the benefit of significant involvement of an independent member of the Board of Directors, together with the interim Chief Executive Officer’s management of the day-to-day affairs of the Company, during this period of management transition.  The Board also believes that this separation of roles will afford the Company an effective combination of internal and external experience, continuity and independence that will serve the Board well in administering its risk oversight responsibilities.

The Compensation Committee is comprised of Mr. Stevens and Mr. Kidston.  Former director Ronald Breland served as Chairman on the Compensation Committee until his resignation in April 2011.  The Compensation Committee determines the compensation of the Company’s senior management and administers the Company’s stock option plans. The Compensation Committee charter is located on the Company’s website at www.Ezenia.com under “Company—Board of Directors”.

The Audit Committee is comprised of Mr. Stevens as Chairman and Mr. Sonkin.  Former director John McMullen served on the Audit Committee until his resignation in March 2011, and Mr. Snyder served on the Audit Committee until June 2011 when he became interim President and Chief Executive Officer of the Company.  The Audit Committee engages the Company’s independent registered public accounting firm, consults with the Company’s independent registered public accounting firm concerning the scope of the audit, reviews the results of their audit, reviews and approves any material accounting policy changes affecting the Company’s operating results, and reviews the Company’s financial controls.  The Audit Committee is governed by a written charter which is available on the Company’s website at www.Ezenia.com under “Company—Board of Directors”.

The Nominating Committee is currently comprised of Mr. Kidston and Mr. Snyder. Mr. McMullen and Mr. Breland served on the Nominating Committee until their resignation in March 2011.  The Nominating Committee is governed by a written charter which is available on the Company’s website at www.Ezenia.com under “Company—Board of Directors”.

As it becomes necessary to fill one or more seats on the Board of Directors, the Nominating Committee will consider in a timely fashion potential candidates for Director that have been recommended by the Company’s Directors, Chief Executive Officer, other members of senior management and stockholders.  The procedures for submitting stockholder nominations of individuals are explained below. The Nominating Committee may also engage a third-party search firm to identify potential director candidates for its consideration.  The Nominating Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate.  During this process, the Nominating Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the CEO and other members of senior management.  Interviews of potential candidates for nomination are conducted by members of the Nominating Committee, other outside directors, the CEO and other members of senior management.  The final candidate(s) are nominated by the Board of Directors for election by the stockholders or named by the Board of Directors to fill a vacancy.

In January 2011, the size of the Board of Directors was increased by one director pursuant to a settlement agreement among the Company, NW Fund, North & Webster, LLC, Mr. Kidston and Mr. Bussone, dated June 30, 2010.  Under the terms of the settlement agreement, the NW Fund had the right to appoint a nominee to the Company’s Board of Directors in January 2011 if the Company failed to meet revenue and operating targets in its operating budget for fiscal year 2010 and if the NW Fund, North & Webster LLC, Mr. Kidston and Mr. Bussone continued to collectively hold at least 500,000 shares of the Company’s common stock.  The NW Fund advised the Company that the NW Fund selected Mr. Kidston as a director.  Mr. Kidston was appointed as a Class II director on January 11, 2011.

In June 2011, pursuant to the recommendation of the Nominating Committee, the Board of Directors appointed Mr. Sonkin as a Class I director and Mr. Jones as a Class II director to fill vacancies in the Board created by prior director resignations.  Both Messrs. Sonkin and Jones were identified as potential director candidates because they are, or are affiliated with, significant stockholders of the Company.  Mr. Sonkin is the Chief Investment Officer to Hummingbird Value Fund, L.P.  Mr. Jones is also a major stockholder of the Company. See “Security Ownership of Certain Beneficial Owners, Directors and Management” for further information.

To recommend a candidate to the Board of Directors, stockholders should send the candidate’s name, credentials, contact information and his or her consent to be considered as a candidate to the Company’s Secretary at Ezenia! Inc., 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063.  Such notice must be delivered to the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date the Company’s Proxy Statement was delivered to stockholders in connection with the preceding year’s annual meeting.  The proposing stockholder should also include his or her contact information and a statement of his or her share ownership, including the number of shares owned and for how long such shares have been held.

Qualifications that a nominee for director should possess include executive-level experience, relevant industry experience, a high level of honesty and integrity, the ability to work with the other members of the Board of Directors and the management of the Company in fulfilling responsibilities, and availability of and willingness to commit the time necessary to serve as an active member of the Board of Directors, including service on the committees of the Board of Directors.  The Nominating Committee may also consider any other standards that it deems appropriate.  Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating Committee and the Board of Directors seek the talents and backgrounds in selecting director nominees that would be most helpful to the Company.  In particular, the Nominating Committee, when recommending director candidates to the full Board of Directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of directors that represents a diversity of background and experience.

Other than verification of the nominating stockholder’s compliance with the proper nominating procedures, and verification of the nominating person’s status as a stockholder, a candidate for director nominated by a stockholder is evaluated in the same manner as any other candidate.

The Board’s Role in Risk Oversight

The role of the Board of Directors in the Company’s risk oversight process includes receiving regular reports from management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.  The full Board of Directors (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate person within the Company so that it can understand the Company’s risk identification, risk management and risk mitigation strategies.  When a Committee receives the report, the Chairman of the relevant Committee reports on the discussion to the full Board of Directors.  This enables the Board of Directors and its Committees to coordinate the risk oversight role.  The Board of Directors also administers its risk oversight function through the required approval by the Board of Directors (or a committee of the Board) of significant transactions and other material decisions, and regular periodic reports from the Company’s independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company’s internal controls and financial reporting.

Compensation of Directors

The following table sets forth, for the fiscal year ended December 31, 2010, the total compensation of the non-management members of the Board of Directors.  Compensation of Khoa D. Nguyen, former Chairman of the Board of Directors and Chief Executive Officer, is set forth in the Summary Compensation Table.

Director Compensation Table - 2010

	Fees
	Earned
	or Paid	Option
	in Cash	Awards	Total
Name	($) (1)	($) (2) (3) (4)	($)
Ronald L. Breland (5)	14,000	7,831	21,831
Gerald P. Carmen (5)	22,000	7,803	29,803
Larry Snyder	6,500	1,872	8,372
John A. McMullen (5)	20,000	7,803	27,803
George Q. Stevens	23,500	3,384	26,884
Peter Janke (6)	3,500	1,872	5,372

(1)  The Company pays each non-employee director a fee of $3,000 per meeting of the Board of Directors attended in person or $500 for each meeting attended remotely.  The Company also pays each non-employee director $500 for each meeting of the Audit Committee, Compensation Committee, and Nominating Committee attended by such director.

(2)  Initially, each non-employee director who joins the Board of Directors receives an option to purchase 35,000 shares of Common Stock.  In fiscal year 2010, Mr. Snyder received an option to purchase 35,000 shares at a price of $0.17 per share.  Also in fiscal year 2010, Mr. Janke received an option to purchase 35,000 shares at a price of $0.20 per share.  Each of these options becomes exercisable over a four-year period with 20% of the shares underlying such options vesting immediately, with the remaining shares vesting in equal yearly installments over four years.  All other non-employee directors received an option to purchase 25,000 shares at a price of $0.11 per share vesting immediately in 2010.  Such option grants have a term of ten years.

(3)  These amounts represent the aggregate grant date fair value of the option awards in the year in which the grant was made.  The assumptions used for calculating the grant date fair value are set forth in Note 8 to the Company’s consolidated financial statements included in the Annual Report.  The exercise price of these options is based upon the closing price of the Common Stock on the grant date.  The actual amount that will be realized, if any, upon an exercise of an option will depend upon the extent to which the market price of the Common Stock exceeds the option exercise price at the time the option is exercised.

(4)  The stock options outstanding at December 31, 2010 for each of the non-employee directors were as follows: Mr. Snyder and Mr. Stevens with options to purchase 35,000 shares each; Mr. McMullen with options to purchase 73,000 shares; Mr. Breland with options to purchase 101,000 shares; and Mr. Carmen with options to purchase 80,000 shares.

(5)  Resigned from the Board of Directors in March 2011.

(6)  Mr. Janke was named President and Vice Chairman of the Board of Directors in September 2010. During fiscal year 2010, Mr. Janke earned salary in the amount of $76,462 and option awards with an aggregate grant date fair value of $6,991 in his capacity as President.  In April 2011, Mr. Janke was relieved from these duties.  Mr. Janke resigned from the Board of Directors in April 2011.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of June 10, 2011 by (1) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (2) each member of the Board of Directors, (3) each of the Named Executive Officers (as defined under “Summary Compensation Table” below) and (4) all directors and executive officers as a group.  Except as noted below, the address for each stockholder is c/o Ezenia! Inc., 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063.  Except as noted below, each stockholder has sole voting and investment power with respect to the shares listed.

	Shares Beneficially Owned
Directors, Officers and 5% Stockholders	Number	Percent (1)

Paul D. Sonkin	1,667,993	10.69%
Hummingbird Management LLC
Hummingbird Capital, LLC (2)
145 East 57th Street - 8th Floor
New York, NY 10022

Khoa D. Nguyen (3)	2,871,244	16.66%

Samuel A. Kidston	724,447	4.64%
North & Webster, LLC (4)
10 Tower Office Park, Suite 420
Woburn, MA 01801

Donald C. Jones (5)
Cotton Incorporated	664,358	4.26%
6399 Weston Parkway
Cary, NC 27513

Thomas J. McCann (6)	159,601	1.02%

George Q. Stevens (7)	91,000	*

Larry Snyder (8)	14,000	*

All executive officers and directors as a group (7 persons) (9)	6,192,643	35.70%

*Less than 1%

(1)     Percentages are calculated on the basis of 15,601,601 shares of Common Stock outstanding as of June 10, 2011.  The total number of shares outstanding used in calculating the percentage also assumes that only the currently exercisable options or options which become exercisable within 60 days of June 10, 2011, held by the person to acquire shares of Common Stock are exercised, but does not include the number of shares of Common Stock underlying options held by any other person.

(2)     Hummingbird Management, LLC (“Hummingbird”) is the Chief Investment Officer to Hummingbird Value Fund, L.P. (“HVF”) and The Tarsier Nanocap Value Fund, L.P. (“Tarsier”).  As a result, Hummingbird may be deemed to have sole voting and investment authority over the shares owned by HVF and Tarsier. Hummingbird Capital, LLC (“HC”) is the general partner of each of HVF and Tarsier. Paul D. Sonkin, a director of the Company, is the Managing Member of both Hummingbird and HC.  HVF is the beneficial owner of 1,385,334 shares of the Company. Tarsier is the beneficial owner of 201,150 shares of the Company. Both Hummingbird and HC have disclaimed any beneficial ownership of the shares. Includes 7,000 shares that Mr. Sonkin has the right to acquire within 60 days of June 10, 2011 by the exercise of stock options.

(3)     Includes 1,631,250 shares that Mr. Nguyen has the right to acquire within 60 days of June 10, 2011 by the exercise of stock options.

(4)     North & Webster, LLC (“North & Webster”) acts as an investment advisor for third parties and serves as the general partner of North & Webster Value Opportunities Fund, L.P. (“NW Fund”).  As a result, North & Webster may be deemed to be the beneficial owner of the shares owned by NW Fund.  North & Webster disclaims any beneficial ownership of the shares. NW Fund is the beneficial owner of 578,157 shares of the Company. The managing member of North & Webster is Samuel A. Kidston, a director of the Company. Also includes 7,000 shares that Mr. Kidston has the right to acquire within 60 days of June 10, 2011 by the exercise of stock options.

(5)     Includes 7,000 shares that Mr. Jones has the right to acquire within 60 days of June 10, 2011 by the exercise of stock options.

(6)     Includes 58,001 shares that Mr. McCann has the right to acquire within 60 days of June 10, 2011 by the exercise of stock options.

(7)     Includes 21,000 shares that Mr. Stevens has the right to acquire within 60 days of June 10, 2011 by the exercise of stock options.

(8)     Includes 14,000 shares that Mr. Snyder has the right to acquire within 60 days of June 10, 2011 by the exercise of stock options.

(9)     Includes 1,745,251 shares that directors and executive officers of the Company have the right to acquire within 60 days of June 10, 2011 by the exercise of stock options.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers of the Company

The executive officers of the Company and their ages are:

Name	Age	Principal Position

Larry Snyder	60	Interim President and Chief Executive Officer

Thomas J. McCann	66	Chief Financial Officer and Secretary

LARRY SNYDER became interim President and Chief Executive Officer of the Company in June 2011, following the departure of Mr. Nguyen. See page 9 of this Proxy Statement for biographical information regarding Mr. Snyder.

THOMAS J. MCCANN has been with the Company since 2005.  In February 2010, Mr. McCann was appointed Chief Financial Officer and Secretary of the Company, with his prior position being the Corporate Controller of the Company.  Prior to joining the Company, Mr. McCann spent 25 years at Digital Equipment Corporation and Hewlett Packard Company in various financial management positions.  He also worked in various positions at the Draper Division of Rockwell International.  He has been a member of the American Institute of Certified Public Accountants (AICPA) since 1972.

Processes and Procedures for Determining Executive Compensation

Compensation Philosophy

The Company’s compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company’s stockholders.  The compensation policies are designed to achieve the following objectives:

•    Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement and retain the leadership and skills necessary to build long-term stockholder value.

•    Maintain a significant portion of the executives’ total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of stockholder value.

•    Further the Company’s short and long-term strategic goals and values by aligning executive compensation with business objectives and individual performance.

Compensation Program

The Company’s executive compensation program is administered by the Compensation Committee.  The Compensation Committee is comprised of Mr. Stevens and Mr. Kidston, each of whom is independent according to rules of The Nasdaq Stock Market LLC.  Mr. Breland and Mr. McMullen served on the Compensation Committee until their resignation from the Board of Directors in March 2011.  Mr. Breland and Mr. McMullen were both independent according to the rules of The Nasdaq Stock Market LLC.  The Compensation Committee establishes and administers the Company’s executive compensation policies and plans and administers the Company’s stock option and other equity-related employee compensation plans.  The Compensation Committee typically does not retain compensation consultants, but does consider internal and external information in determining officers’ compensation, including outside survey data.

The Company’s executive compensation program has three major integrated components: base salary; cash bonuses; and long-term incentives.

Base Salary.  Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of networking companies of similar size and market capitalization, the skills, performance level and contribution to the business of individual executives and the needs of the Company.  Overall, the Compensation Committee believes that base salaries for the Company’s executive officers are competitive with median base salary levels for similar positions in these networking companies.

Cash Incentive Compensation.  The Company’s executive officers are eligible to receive cash incentive awards designed to motivate them to attain short-term and longer-term corporate and individual management goals.  The Compensation Committee establishes annual bonus opportunities for each executive officer in relation to his or her base salary.  Bonuses under this program are based on the attainment of specific Company performance measures established by the Compensation Committee early in the fiscal year, by the achievement of specified individual objectives, and by the degree to which each executive officer contributes to the overall success of the Company and the management team.  In 2010, the formula for the named executive officers’ bonuses was based on a combination of individual objectives and Company revenue and profitability objectives. Because these performance targets were not obtained, no bonuses were awarded for 2010.

Long-Term Incentives.  The Compensation Committee believes that stock options are an appropriate vehicle for compensating its officers and employees.  The Company provides long-term incentives through its 2004 Stock Incentive Plan.   The purpose of long-term stock options is to create a direct link between executive compensation and increases in stockholder value.  When determining option awards for an executive officer, the Compensation Committee considers the executive’s current contribution to Company performance, the anticipated contribution to meeting the Company’s long-term strategic performance goals and industry practices and norms.  Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration.  Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Common Stock, this portion of the executive’s compensation is directly aligned with an increase in stockholder value.

Chief Executive Officer Compensation

The Chief Executive Officer’s base salary, cash incentive awards and long-term incentive compensation are determined by the Compensation Committee, and are based upon the same factors that are employed by the Compensation Committee for executive officers generally.  Mr. Nguyen’s base salary for the years ended December 31, 2010 and 2009 was $285,000.  The Chief Executive Officer may also be entitled to an annual cash bonus depending on the Company’s performance.  No bonuses were awarded in 2010 and 2009.  The Compensation Committee, in its sole discretion, determines the amount of any such cash bonus.  Mr. Nguyen has an employment agreement with the Company that is described below under the heading “Potential Payments upon Termination or Change-in-Control”.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction to $1,000,000 for compensation paid to certain executives of public companies.  This limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.  In any case, the historical combined salary and bonus of each executive officer of the Company has been below the $1,000,000 limit.  The Compensation Committee’s present intention is to structure executive compensation to minimize the application of the deduction limitation of Section 162(m) of the Code unless the Compensation Committee feels the necessary changes in the Company’s executive compensation program needed to accomplish this objective would not be in the best interest of the Company or its stockholders.

Summary Compensation Table — 2010

The following table sets forth, for the years ended December 31, 2010 and 2009, the total compensation of the Company’s Principal Executive Officer and Principal Financial Officer (the “Named Executive Officers”).  During 2010, the Company had no other executive officers with total compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Option Awards($)(3)	All Other Compensation ($) (4)	Total ($)

Khoa D. Nguyen	2010	285,000	232,054	31,250	548,304
Former President, Chief Executive Officer, and Treasurer (1)	2009	285,000	360,304	125,000	770,304

Thomas J. McCann (2)	2010	125,820	20,036	—	145,856
Chief Financial Officer	2009	95,500	11,351	—	106,851

(1)    Mr. Nguyen resigned from the Company in June 2011.

(2)    Mr. McCann was appointed as Chief Financial Officer in February 2010.  In 2009 he served as the Corporate Controller of the Company.

(3)    These amounts represent the aggregate grant date fair value of the option awards in the year in which the grant was made.  The assumptions used for calculating the grant date fair value are set forth in Note 8 to the Company’s consolidated financial statements included in the Annual Report.  The actual amount that will be realized, if any, upon the exercise of an option will depend upon the extent to which the market price of the Common Stock exceeds the option exercise price at the time the option is exercised.  The exercise price of these awards is the market closing price of the Common Stock on the grant date.

(4)    All other compensation for each individual was below $10,000, except for Mr. Nguyen for whom the Company paid life insurance premiums.

Outstanding Equity Awards at Fiscal Year-End Table — 2010

The following table sets forth information concerning unexercised options and equity incentive plan awards for each of the Named Executive Officers outstanding as of December 31, 2010.

All of the options presented below vest over a four-year period with 25% of the shares underlying such options vesting at the end of the first year and the balance of the shares vesting in equal quarterly installments over the next three years.  These options expire on the tenth anniversary of the grant date.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Khoa D. Nguyen	500,000		0.97	01/14/2015	(1)
	300,000		3.30	02/28/2016	(2)
	281,250	18,750	2.15	03/08/2017	(3)
	343,750	156,250	0.69	03/13/2018	(4)
	62,500	281,250	0.09	02/24/2019	(5)

Thomas J. McCann	4,500		2.42	10/17/2015	(6)
	2,344	156	2.50	03/08/2017	(7)
	21,875	3,125	1.72	04/09/2017	(8)
	4,813	2,187	0.69	03/13/2018	(9)
	2,188	2,812	0.09	02/24/2019	(10)
	—	56,000	0.11	04/01/2020	(11)

(1)	Stock option award for 500,000 shares of the Common Stock was granted on 01/14/2005. All of the shares underlying this grant have vested.
(2)	Stock option award for 300,000 shares of the Common Stock was granted on 02/28/2006. All of the shares underlying this grant have vested.
(3)

Stock option award for 300,000 shares of the Common Stock was granted on 03/08/2007. 25% of the shares underlying the award vested on 03/08/2008, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(4)

Stock option award for 500,000 shares of the Common Stock was granted on 03/13/2008. 25% of the shares underlying the award vested on 03/13/2009, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(5)

Stock option award for 500,000 shares of the Common Stock was granted on 02/24/2009. 25% of the shares underlying the award vested on 02/24/2010, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested. Stock options in the amount of 156,250 have been exercised.

(6)	Stock option award for 4,500 shares of the Common Stock was granted on 10/17/2005. All of the shares underlying this grant have vested.
(7)

Stock option award for 2,500 shares of the Common Stock was granted on 03/08/2007. 25% of the shares underlying the award vested on 03/08/2008, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(8)

Stock option award for 25,000 shares of the Common Stock was granted on 04/09/2007. 25% of the shares underlying the award vested on 04/09/2008, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(9)

Stock option award for 7,000 shares of the Common Stock was granted on 03/13/2008. 25% of the shares underlying the award vested on 03/13/2009, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(10)

Stock option award for 5,000 shares of the Common Stock was granted on 02/24/2009. 25% of the shares underlying the award vested on 02/24/2010, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(11)

Stock option award for 56,000 shares of the Common Stock was granted on 04/01/2010. 25% of the shares underlying the award vested on 04/01/2011, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

Other Compensation Related Information

Benefit Plans

2004 Stock Incentive Plan.  The Company currently maintains the 2004 Stock Incentive Plan (the “2004 Plan”).  The purpose of the 2004 Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to certain employees, officers, directors, and consultants to contribute to the success of the Company.  The Company may issue stock options, restricted stock awards and/or stock grants pursuant to the 2004 Plan.

Savings Plan.  The Company also sponsors a savings plan for its employees, which has been qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”).  Eligible employees are permitted to contribute to the 401(k) Plan through payroll deductions within statutory and plan limits.  Company contributions are made at the discretion of the Board of Directors.  Beginning in 1997, the Board of Directors authorized the Company to match a portion of its employees’ contributions to the 401(k) Plan, and, in fiscal years 1997 through 2010, the Company made a matching contribution of thirty percent (30%) of each employee’s contributions to the extent the employee’s contribution equaled five percent (5%) or more of such employee’s gross compensation.

Nonqualified Deferred Compensation — 2010

Deferred Compensation Plan.  Effective March 31, 2006, the Company adopted the Ezenia Deferred Compensation Plan (the “Plan”).  Under the Plan, eligible employees may elect to defer up to 100% of their base and incentive compensation into the Plan.  The Company is under no obligation to establish a fund or reserve in order to pay the benefits under the Plan except in the event of a change in control.  If funded, the plan trustee makes all investment decisions for the trust on behalf of the participants.  The Company has not guaranteed a return on investment for the participants; however, all earnings and losses on the Plan assets are borne by the participants.  All contributions and earnings are fully vested to the participant when made but are subject to the Company’s creditors in the event of bankruptcy.

Name	Executive Contributions in 2010 ($)	Registrant Contributions in 2010 ($)	Aggregate Gains In 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At December 31, 2010 ($)
Khoa D. Nguyen	—	—	19,453	—	199,466

Mr. Nguyen is the only employee who participated in the Plan, and he only contributed to the Plan in 2006.  The 2006 contribution of $180,000 was valued at $199,466 as of December 31, 2010.

Employment Agreement with Khoa D. Nguyen

The Company entered into an employment agreement with Mr. Nguyen in 2007.  Under the employment agreement, Mr. Nguyen was entitled to a base salary at an annual rate to be established by the Board of Directors and was eligible to receive additional cash compensation under the Company’s annual incentive plan based upon specific financial and/or other targets as approved by the Compensation Committee.  Mr. Nguyen was also eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company. In addition, the Company agreed to procure life insurance coverage on behalf of Mr. Nguyen in the amount of $1.75 million, which was obtained in 2010.

Under the terms of the employment agreement, in the event that Mr. Nguyen’s employment was terminated without cause (as defined in the employment agreement) or Mr. Nguyen resigned on account of a change in status (as defined in the employment agreement), Mr. Nguyen was entitled to receive certain severance benefits, including salary and benefits continuation for up to 24 months, acceleration of  vesting of all options held by Mr. Nguyen, and extended medical coverage for Mr. Nguyen and his spouse for their lives.  In connection with Mr. Nguyen’s resignation from the Company on June 8, 2011, Mr. Nguyen indicated that, pursuant to paragraph 2.1 of his employment agreement, he felt that the Board’s explicit acts diminished his roles as Chief Executive Officer and Chairman of the Board and therefore constituted a “change in status.”  The Board, at its June 10, 2011 meeting, thoroughly discussed, considered, and ultimately rejected Mr. Nguyen’s “change in status” assertion.  Accordingly, the Board has resolved to treat Mr. Nguyen’s resignation as a voluntary resignation and provide to Mr. Nguyen those amounts earned or accrued as of the date of his resignation, as required by law, and/or those as have been established under the Company’s existing severance and benefits plans and policies in effect at the time of Mr. Nguyen’s resignation.

Potential Payments upon Termination or Change-in-Control

The Company has entered into a severance agreement with Mr. McCann and certain members of senior management.  If the individual’s employment is terminated by the Company without “cause”, or the individual terminates his employment for “good reason”, then the individual will be entitled to receive salary continuation for six months, as well as the right to participate in the Company’s health, dental and vision programs during such six-month period. However, if the individual commences any employment or self-employment prior to the completion of such six-month period, such salary continuation and other benefits will cease.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company.  Based on the Company’s review of copies of such forms, each officer, director and ten percent (10%) holder complied with his or her obligations in a timely fashion with respect to transactions in securities of the Company during the year ended December 31, 2010.

Code of Ethics

We adopted a Code of Ethics that applies to each officer, employee and member of the Board of Directors.  You may obtain a free copy of this code by writing to Investor Relations at Ezenia! Inc., 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063, or by sending an email to investorrelations@ezenia.com.  The Code may also be found on the Company’s website at www.Ezenia.com under “Company”.

Certain Relationships and Related Transactions

Director Independence

The Board of Directors has determined that all of the members of the Board of Directors are currently “independent directors” as defined by the independence rules of The Nasdaq Stock Market LLC, with the exception of Mr. Snyder, who is currently the Company’s interim Chief Executive Officer.  Prior to their departures from the Company, former directors, Messrs. Nguyen and Janke, were not considered independent due to their executive roles with the Company.

Review and Approval of Related Person Transactions

The Company’s Code of Ethics includes the Company’s written policy that, unless approved by the Board of Directors, employees, officers and directors of the Company may not acquire a financial interest in any entity doing business with the company if the interest would conflict with such person’s duties to the Company.

Related-Party Transactions

Payments to two companies previously owned by the Company’s former director, Ronald Breland, Selbre Associates and EC America, amount to approximately $30,000 per year or approximately $210,000 since 2005.  The two companies provide General Services Administration (GSA) contract management and consulting in the marketing of the Company’s products to the federal government.  These two companies were sold to Immix Group in 2009.

Audit Committee Report(1)

During 2010, the Audit Committee was composed of Mr. McMullen, an independent director who was appointed to the Audit Committee in April 2005, Mr. Stevens, an independent director who was appointed to the Audit Committee in June 2009, and Mr. Snyder, a then independent director who was appointed to the Audit Committee in December 2010. The Board of Directors had determined that Mr. McMullen was an “audit committee financial expert” as that term is defined by the applicable rules and regulations of the Securities and Exchange Commission.  Following Mr. McMullen’s resignation from the Board, the Company does not currently have an “audit committee financial expert” as so defined.

During the fiscal year ended December 31, 2010, the Audit Committee reviewed and discussed the Company’s audited financial statements with management of the Company and the Company’s independent registered public accounting firm Caturano and Company, P.C. (“Caturano”).  During 2010, McGladrey & Pullen, LLP (“McGladrey”) acquired the assets of Caturano.  As a result, on August 18, 2010 Caturano resigned as the independent registered public accounting firm for the Company and, concurrent with such resignation, the Company’s Audit Committee approved the engagement of McGladrey as the independent registered public accounting firm for the Company to audit the Company’s financial statements for fiscal year 2010.  The Audit Committee discussed with McGladrey the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received and reviewed the written disclosures and the letter from McGladrey relating to the independence of such firm as required by applicable regulations of the Public Company Accounting Oversight Board, and discussed with McGladrey, McGladrey’s independence.

Based on the above referenced reviews and discussions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Audit Committee,

George Q. Stevens
Larry Snyder*

* Mr. Snyder resigned from the Audit Committee in June 2011.

Stockholder Communications with the Board of Directors

Stockholder communications with the Board of Directors or an individual director should be made in accordance with the Company’s existing policy, which requires a stockholder to direct all communications to the Company’s Corporate Secretary at the Company’s executive offices.  All such communications sent to the Board of Directors will be forwarded to the entire Board of Directors or the individual director to whom such communication was addressed.

(1)  Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

Attendance of Directors at Annual Stockholders Meetings

The Company has no formal policy with respect to director attendance at its annual stockholder meetings.  Six directors attended the 2010 annual meeting of stockholders.  Although the Company currently does not require directors to attend annual stockholder meetings, their attendance is welcome.

PROPOSAL 4 -

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Moody, Famiglietti & Andronico, LLP (“MFA”) as the independent auditors of the Company to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2011.  The Board of Directors recommends ratification of the appointment of MFA.

Although stockholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views.  If the stockholders do not ratify the appointment of MFA, as the Company’s independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of MFA.

It is expected that representatives of MFA will attend the annual meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THIS APPOINTMENT.

Accountant’s Fees

Caturano was the Company’s independent registered public accountants for fiscal year 2009.  During 2010, McGladrey acquired the assets of Caturano.  As a result, on August 18, 2010, Caturano resigned as the independent registered public accounting firm for the Company and, concurrent with such resignation, the Company’s audit committee approved the engagement of McGladrey as the independent registered public accounting firm for the Company to audit the Company’s financial statements for fiscal year 2010.  The Audit Committee voted on April 4, 2011 to engage MFA as the Company’s independent public accountants.

The audit report of McGladrey on the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2010 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of McGladrey on the Company’s financial statements for fiscal year 2010 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.  In connection with the audit of the financial statements of the Company for the fiscal year ended December 31, 2010 and through April 4, 2011, the Company had no disagreement with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of McGladrey, would have caused them to make reference to such disagreement in their reports for such periods, nor were there any reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2009 and December 31, 2010 and through April 4, 2011, the Company did not consult with MFA regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, nor any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively.

It is not expected that representatives of McGladrey will attend the annual meeting.

Audit Fees

The fees billed for professional services rendered by McGladrey and Caturano for the audit of the Company’s annual financial statements were approximately $116,400 and $123,700, respectively, for the fiscal years ended December 31, 2010 and 2009.  The aggregate fees billed for professional services rendered by Caturano includes the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit Related Fees

The Company had no audit related fees for 2010 and 2009.

Tax Fees

The Company had no tax related fees for 2010 and 2009.

All Other Fees

The Company had no other fees for 2010 and 2009.

A summary of the fees paid to McGladrey and Caturano for the fiscal years ended December 31, 2010 and 2009 is set forth below:

	Fiscal Year	% of	Fiscal Year	% of
Fee Category	2010	Total	2009	Total
Audit Fees	$116,400	100%	$123,700	100%
Audit-Related Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	$116,400	100%	$123,700	100%

All of the services provided by McGladrey and Caturano were approved by the Audit Committee and any fee adjustments were approved before the services were performed.  The Company’s policy on auditor independence does not permit the employment of its independent auditor for material non-audit related services, except for services which are incidental and directly related to audit activities and tax-related activities.

VOTING PROCEDURES

The required quorum for the transaction of business at the meeting is a majority of the shares entitled to vote, present in person or represented by proxy.  Shares that are voted “FOR”, “WITHHOLD”, “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the meeting with respect to any matter.  Brokers may exercise discretionary authority for beneficial holders who have not returned a proxy (so-called “broker non-votes”) only for Proposal 4.  Broker non-votes will be included in determining whether a quorum is present.

Proposal 1 must be approved by the affirmative vote of the holders of at least 67% of the outstanding voting stock of the Company.  Accordingly, this proposal will be approved, and the proposed amendment to the Amended and Restated Certificate of Incorporation adopted, upon the affirmative vote of the holders of at least 67% of the outstanding shares of Common Stock.  As such, abstentions and broker non-votes, if any, will have the effect of a vote against the proposal as the underlying shares are included in determining the number of outstanding shares entitled to vote on the proposal.

The affirmative vote of a plurality of the shares of the Common Stock present or represented at the meeting and entitled to vote is required for the election of directors (Proposals 2 and 3).  For Proposal 4, the ratification of the appointment of MFA, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval.  Abstentions will be included in determining the number of shares present and entitled to vote on the proposal, thus having the effect of a vote against the proposal.  Broker non-votes, if any, are not counted in determining the number of shares present and entitled to vote and will therefore have no effect on the outcome.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated above.  If other business should come before the meeting, the persons named in the proxies solicited hereby, each of whom is an employee of the Company, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2012

Under regulations adopted by the SEC, in order to be timely, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company’s principal executive offices not later than February 25, 2012.  Receipt of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the SEC rules for such inclusion.

In addition to the SEC’s requirements regarding stockholder proposals, the Company’s by-laws contain provisions regarding matters to be brought before stockholder meetings.  If stockholder proposals, including proposals regarding the election of directors, are to be considered at the next annual meeting of stockholders, notice must be delivered to the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this Proxy Statement, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Company.

Stockholder proposals must also contain such information as required by the Company’s by-laws.  Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals subject to the SEC’s rules governing the exercise of this authority.  It is suggested that proponents submit their proposals by certified mail, return receipt requested.

Dated:  June 24, 2011

APPENDIX A

Proposed additions are underlined and proposed deletions are indicated by strike-throughs.

PROPOSED AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EZENIA! INC.

The Amended and Restated Certificate of Incorporation of the Company is hereby amended by deleting paragraph (b) of Article FIFTH in its entirety and inserting the following in lieu thereof:

“(b)         ~~From and after the closing of the Company’s first Qualified Public Offering (as defined in the Unit Purchase Agreement referred to in Article FOURTH), the Board of Directors shall be divided into three classes of directors, such classes to be as nearly equal in number of directors as possible, having staggered three-year terms of office, the term of office of the directors of the first such class to expire as of the second annual meeting of the Company’s stockholders following the closing of Qualified Public Offering, those of the second class to expire as of the second annual meeting of the Company’s stockholders following such closing, and those of the third class as of the third annual meeting of the Company’s stockholders following such closing, such that at each annual meeting of stockholders after such closing, nominees will stand for election to succeed those directors whose terms are to expire as of such meeting.~~  Each director shall be elected for a term of office that shall expire at the next annual meeting of stockholders following his or her election, and each director shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal.  Any director ~~serving as such pursuant to this paragraph (b) of Article FIFTH~~ may be removed with or without cause and only by the vote of the holders of a majority of the shares of the Company’s stock entitled to vote for the election of directors.”

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01CP2C 1 U PX + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 1 and 4. For Against Abstain 01 - Paul D. Sonkin** 02 - Larry Snyder** 3. If proposal one is not approved, to elect two Class I Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 4. The ratification of the selection of Moody, Famiglietti & Andronico, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. 5. In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Ezenia! Inc. ** Each to hold office for a three-year term and until each Director’s respective successor has been duly elected and qualified. For Against Abstain 1. To approve an amendment to the Company’s amended and restated Certificate of Incorporation to declassify the Board of Directors. 01 - Paul D. Sonkin* 02 - Larry Snyder* 2. If proposal one is approved, to elect five directors: For Withhold For Withhold * Each to hold office for a one-year term and until each Director’s respective successor has been duly elected and qualified. 03 - George Q. Stevens* For Withhold 04 - Samuel A. Kidston* 05 - Donald C. Jones* 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 1 1 6 2 5 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 26, 2011. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/EZEN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

This Proxy is Solicited on Behalf of the Board of Directors of the Company for its Annual Meeting July 26, 2011 The undersigned hereby appoints Larry Snyder and Thomas J. McCann as proxies, each with full power of substitution, and hereby authorizes them or either of them to represent and to vote as designated on the reverse side all shares of Common Stock of Ezenia! Inc. (the “Company”) held of record by the undersigned on June 10, 2011 at the Annual Meeting of Stockholders to be held at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts on July 26, 2011 and at any adjournments or postponements thereof. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE OTHER PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. CONTINUED AND TO BE VOTED ON REVERSE SIDE Proxy — Ezenia! Inc. SEE REVERSE SIDE SEE REVERSE SIDE C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.